UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 25, 2011

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Form 8-K dated May 26, 2011 (the “Original 8-K”) filed by Spartan Motors, Inc. (the “Company”), and updates disclosures made under Item 5.07. Submission of Matters to a Vote of Security Holders regarding the results from the Company’s 2011 Annual Meeting of Shareholders held on May 25, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision regarding how frequently it will conduct non-binding advisory votes on the compensation paid to the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07             Submission of Matters to a Vote of Security Holders

 In a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company’s named executive officers (“say on pay”) held at the 2011 Annual Meeting, shareholders approved the recommendation of the Company’s Board of Directors (the “Board”) to hold say on pay votes annually. Accordingly, in light of this result and other factors considered by the Board, the Board has determined that the Company will hold advisory say on pay votes on an annual basis until the board determines that it is in the best interest of the Company to hold such votes with a different frequency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: July 27, 2011	/s/ Joseph M. Nowicki
By: Joseph M. Nowicki
Its: Chief Financial Officer